SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 27, 1999


                     THE PRODUCERS ENTERTAINMENT GROUP LTD.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                     0-18410                   95-4233050
State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)


                             5757 Wilshire Boulevard
                          Los Angeles, California 90036
                    (Address of Principal Executive Offices)

                                 (323) 634-8634
                         (Registrant's Telephone Number)

                                      None
                           (Former Name of Registrant)



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ITEM 5.  OTHER INFORMATION

     (a) Reference is made to the press release of the Company issued on April 27, 1999 which contains the information meeting the requirements of this Item 5 and is incorporated herein by this reference. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.

     (b) In connection with the Company's offering in 1996, the Company issued 5,100,000 warrants to purchase 5,100,000 shares of common stock at an exercise price of $1.75 per share (or one warrant for one share of Common Stock). These warrants trade on the Nasdaq Small Cap market under the symbol "TPEGW". In April 1998, the Company's stockholders approved a 1- for-3 reverse stock split of the Company's Common Stock. Pursuant to the terms of the Warrant Agreement governing the warrants, the terms of the warrants were automatically adjusted so that the 5,100,000 warrants remained outstanding to purchase 1,700,000 shares of Common Stock at an exercise price of $5.25 per share (or three warrants for one share of Common Stock).

     Separately, as of June 30, 1998, the Company had outstanding options (which do not trade) to acquire 50,000 shares of common stock at prices ranging from $21.00 to $24.00 per share, which options expire at December 31, 1999.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          99.1 Press Release.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 1999                            THE PRODUCERS ENTERTAINMENT GROUP LTD.



                                           By: /S/ IRWIN MEYER
                                              ------------------------------
                                                   Irwin Meyer
                                                   Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBITS


  99.1          Press Release